EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statement (Form S-3 No 333-283233) of Hamilton Lane Incorporated,
(2)Registration Statement (Form S-8 No. 333-227268) pertaining to the Hamilton Lane Incorporated Employee Share Purchase Plan,
(3)Registration Statement (Form S-8 No. 333-216443) pertaining to the 2017 Equity Incentive Plan of Hamilton Lane Incorporated, and

(4)Registration Statement (Form S-8 No. 333-281955) pertaining to the Amended and Restated Hamilton Lane Incorporated 2017 Equity Incentive Plan

of our reports dated May 21, 2026, with respect to the consolidated financial statements of Hamilton Lane Incorporated, and the effectiveness of internal control over financial reporting of Hamilton Lane Incorporated included in this Annual Report (Form 10-K) of Hamilton Lane Incorporated for the year ended March 31, 2026.
/s/ Ernst & Young LLP
Philadelphia, Pennsylvania
May 21, 2026

A member firm of Ernst & Young Global Limited